                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS




     We consent to the incorporation by reference in (a) the Registration Statement on Form S-8 (Registration No. 333-95919) relating to the Fortune Brands Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-95925) relating to the Fortune Brands Hourly Employee Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 33-58865) relating to the 1990 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-95909) relating to the 1999 Long-Term Incentive Plan of Fortune Brands, Inc., the Registration Statement on Form S-8 (Registration No. 333-51173) relating to the Fortune Brands, Inc. Non-Employee Director Stock Option Plan, the Registration Statement on Form S-8 (Registration No. 333-58166) relating to the Future Brands LLC Retirement Savings Plan, and the prospectuses related thereto, and (b) the Registration Statements on Form S-3 (Registration Nos. 33-50832, 333-76371) of Fortune Brands, Inc., of our report dated June 8, 2001, relating to the financial statements of the Fortune Brands Retirement Savings Plan as of December 31, 2000 and 1999, and for the years then ended, which report is included in this Annual Report on Form 11-K.




PricewaterhouseCoopers LLP




Chicago, Illinois 60601
June 29, 2001